Exhibit 10.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of February 27, 2012, by and between Alleghany Corporation, a Delaware corporation (the “Company”), Davis Selected Advisers, L.P. a Colorado limited partnership (“Stockholder”), and, solely with respect to Section 5 hereof, Transatlantic Holdings, Inc., a Delaware corporation (“TRH”).

RECITALS

WHEREAS, Stockholder is party to a Voting Agreement, dated as of June 2009 (the “TRH Voting Agreement”), with TRH, relating to shares of common stock, par value $1.00 per share, of TRH (the “TRH Shares”);

WHEREAS, the Company, Shoreline Merger Sub, LLC, a Delaware limited liability company (now Shoreline Merger Sub, Inc., a Delaware corporation (“Merger Sub”)), and TRH have entered into an Agreement and Plan of Merger, dated as of November 20, 2011 (the “Merger Agreement”), under which TRH will merge with and into Merger Sub (the “Merger”);

WHEREAS, as a result of the Merger, Stockholder’s TRH Shares will be exchanged for cash and/or shares of common stock, par value $1.00 per share, of the Company (the “Shares”); and

WHEREAS, each of Stockholder and the Company desires, for its mutual benefit and protection, to enter into this Agreement with respect to certain matters relating to the voting of the Shares and certain other matters set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto hereby agree as follows:

1. Agreement to Vote.

(a) The Stockholder hereby agrees to vote all Shares that Stockholder has power to vote in excess of 9.9% of the outstanding Shares (such number of Shares, the “Excess Shares”) on each matter on which the Excess Shares shall be entitled to vote at every duly called annual or special meeting of stockholders of the Company, and at every postponement or adjournment thereof, or with respect to any action by written consent in lieu of any meeting of the stockholders of the Company, in a manner proportionate to the vote of the holders of the Shares (other than Stockholder, stockholders of the Company Beneficially Owning more than 10% of the outstanding Shares and directors and officers of the Company) voting on (and entitled to vote on) such matter. For the purposes of this

Agreement, “Beneficial Ownership”, “Beneficial Owner” and “Beneficially Own” refer to ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power which includes the power to dispose, or to direct the disposition of, such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

(b) In the context of a consent solicitation or other action by written consent in lieu of a meeting, Shares that affirmatively consent will be treated as voting “in favor” of the consent solicitation or other action by written consent in lieu of a meeting, while Shares that do not consent, abstain or do not submit a consent will be treated as voting “against” the consent solicitation or other action by written consent in lieu of a meeting.

2. Grant of Proxy.

(a) Stockholder hereby constitutes and appoints the Company, with full power of substitution, its true and lawful proxy and attorney-in-fact to vote at any meeting (and any adjournment or postponement thereof) of the Company’s stockholders called for any purpose, or to execute a written consent of stockholders in lieu of any such meeting, all Excess Shares that are entitled to vote as of the relevant record date in the manner specified in Section 1 hereto.

(b) The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by Stockholder. Stockholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void.

(c) If Stockholder fails for any reason to vote its Excess Shares as required by Section 1 hereof, then the Company shall have the right to vote the Excess Shares at any meeting of the Company’s stockholders and in any action by written consent of the Company’s stockholders in accordance with Section 1. The vote of the Company shall control in any conflict between a vote of such Excess Shares by the Company and a vote of such Excess Shares by Stockholder.

3. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company as follows:

(a) Organization and Authority. Upon consummation of the Merger, Stockholder will be the Beneficial Owner of more than 10% of the outstanding Shares. Stockholder is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Colorado. Stockholder has full legal power and authority, and has taken all required legal action necessary, to execute and deliver this Agreement and all other agreements, instruments, certificates, notices and other documents as are necessary to consummate the transactions contemplated hereby and otherwise to carry out the terms of this Agreement. Stockholder has duly and validly authorized the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby has been duly and validly authorized by it and no other proceedings on its part are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(b) Enforceability. This Agreement has been duly and validly executed by Stockholder and, assuming due authorization, execution and delivery by the Company constitutes, the legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with the terms hereof.

(c) Consents and Approvals. No consent, approval, waiver, authorization, notice or filing is required to be obtained by Stockholder from, or to be given by it to, or made by it with, any domestic or foreign governmental, legislative, judicial, administrative or regulatory authority, agency, commission, body, court, association or entity (a “Governmental Entity”) or any other person, in connection with the execution, delivery and performance by Stockholder of this Agreement.

(d) Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of its organizational documents; (ii) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of it under, or result in a loss of any benefit to which it is entitled under, any contract or agreement, or result in the creation of any liens, claims, encumbrances, mortgages, security interests and charges of any nature whatsoever (“Liens”) (other than as created by this Agreement) upon its assets and properties; or (iii) violate, or result in a breach of, or constitute a default under any law or order, writ, judgment, injunction, decree or award entered by or with any Governmental Entity to which it is subject, other than, in the cases of clauses (ii) and (iii), conflicts, breaches, terminations, defaults, cancellations, accelerations, losses, violations or Liens that would not materially impair or delay its ability to perform its obligations hereunder.

4. Shares. This Agreement shall govern all Shares now or hereafter Beneficially Owned by Stockholder.

5. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Upon consummation of the Merger, the TRH Voting Agreement shall be deemed null and void without the need for further action by any party thereto. In the event that the Merger Agreement is terminated prior to consummation of the Merger, this Agreement shall be deemed null and void without the need for further action by any party hereto.

6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery in person, by e-mail, by registered or certified mail (postage prepaid, return receipt requested) or sent by nationally-recognized overnight courier to each other party as set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of e-mail, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (c) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (d) in the case of mailing, on the fifth business day following that on which the piece of mail containing such communication is posted:

if to the Company:	Alleghany Corporation 7 Times Square Tower, 17th Floor New York, NY 10036 Attention: Christopher K. Dalrymple, Esq. E-mail: cdalrymple@alleghany.com

with a copy to:	Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019 Attention: Allison Tam, Esq. E-mail: atam@dl.com

if to Stockholder:	Davis Selected Advisers, L.P. 2949 East Elvira Road, Suite 101 Tucson, AZ 85756 Attention: Thomas Tays, Esq. E-mail: ttays@dsaco.com

with a copy to:	Davis Selected Advisers, L.P. 620 Fifth Avenue New York, NY 10020 Attention: Anthony Frazia, CCO E-mail: afrazia@dsaco.com

7. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

8. Amendments; Waivers; Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

9. Governing Law; Venue; Specific Performance; Waiver of Jury Trial. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6 hereof or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES

ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

11. Further Assurances. At the request of any party to another party or parties to this Agreement, such other party or parties shall execute and deliver such commercially reasonable instruments or documents to evidence or further effectuate (but not to enlarge) the respective rights and obligations of the parties and to evidence and effectuate any termination of this Agreement in accordance with its terms.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

DAVIS SELECTED ADVISERS, L.P.

By:	/s/ Anthony Frazia
Name: Anthony Frazia, JD, CRCP
Title: Co-Chief Compliance Officer, Director of Institutional Operations, Compliance & Risk Management

ALLEGHANY CORPORATION

By:	/s/ Christopher K. Dalrymple
Name: Christopher K. Dalrymple
Title: Senior Vice President, General Counsel and Secretary

Solely with respect to the provisions of Section 5 hereof:

TRANSATLANTIC HOLDINGS, INC.

By:	/s/ Gary Schwartz
Name: Gary Schwartz
Title: EVP & General Counsel